Press Release
www.shire.com

Full Year 2008 results date notification – 19 February 2008

February 9, 2008 – Shire plc (LSE: SHP, NASDAQ: SHPGY), the global specialty biopharmaceutical company, will announce full year 2008 earnings on Thursday 19 February 2009.

Results press release will be issued at:	12:00 GMT / 07:00 EST
Investor meeting and conference call time:	14:00 GMT / 09:00 EST

Investor & Analyst meeting and conference call:
Angus Russell, Chief Executive Officer, Graham Hetherington, Chief Financial Officer, Mike Cola, President, Specialty Pharmaceuticals and Sylvie Grégoire, President, Human Genetic Therapies will host the investor and analyst meeting and conference call at 14:00 GMT/9:00 EST.

The meeting will take place at the offices of Deutsche Bank, Winchester House, 1 Great Winchester Street, London, EC2N 2DB.

Please email ssalah@shire.com to register to attend this meeting in London.

The details of the conference call are as follows:

UK and International dial in	44 (0)20 7806 1957
US dial in:	1 718 354 1388
Password/Conf ID:	9465839
Live Webcast:	http://www.shire.com/shire/InvestorRelations/quarterlyresults.jsp?tn=2&m1=48

Replay:
A replay of the presentation will be available for two weeks by phone and by webcast for one year.  Details are as follows:

UK and International dial in	44 (0)20 7806 1970
US dial in	1 718 354 1112
Pin code	9465839#
Webcast replay:	http://www.shire.com/shire/InvestorRelations/quarterlyresults.jsp?tn=2&m1=48

For further information please contact:

Investor Relations	Souheil Salah	+44 1256 894 160
	Ricki Greenwood	+1 (484) 595-8517

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX

Notes to editors

SHIRE PLC

Shire’s strategic goal is to become the leading specialty biopharmaceutical company that focuses on meeting the needs of the specialist physician.  Shire focuses its business on attention deficit hyperactivity disorder (ADHD), human genetic therapies (HGT) and gastrointestinal (GI) diseases as well as opportunities in other therapeutic areas to the extent they arise through acquisitions.  Shire’s in-licensing, merger and acquisition efforts are focused on products in specialist markets with strong intellectual property protection and global rights.  Shire believes that a carefully selected and balanced portfolio of products with strategically aligned and relatively small-scale sales forces will deliver strong results.

For further information on Shire, please visit the Company’s website: www.shire.com.